AMENDMENT# I TO
                          CONSULTING SERVICES AGREEMENT
                              DATED OCTOBER 22,1998
                                     BETWEEN
                             HEWLETT-PACKARD COMPANY
                                       AND
                                  PHOTOLOFT.COM

This Amendment #1 ("Amendment #1") to that certain Consulting Services Agreement dated October 22, 1998 by and between Hewlett-Packard Company ("HP") and PhotoLoft.Com ("PhotoLoft") is entered into by and between HP and Licensor effective as of February 9, 1999.

     A. WHEREAS, HP and PhotoLoft entered into an agreement entitled Consulting Services Agreement as of October 22, 1998 (the "Agreement") under which, among other things, HP assisted PhotoLoft with the installation and integration of the PhotoLoft OpenPix Image Print
Solution into PhotoLoft-com, upon the terms and conditions set forth in the Agreement; and

     B. WHEREAS, HP and PhotoLoft would now like to amend the Agreement upon the terms and conditions set forth herein below;

     NOW, THEREFORE, the parties agree to amend the Agreement as follows:

1. The following new Section 8.J is hereby added immediately following the present end of Section 8 (LICENSES) of the Agreement:

     8.J Notwithstanding the restrictions on sublicensing, copying or transfer of the Software hereunder, upon Customer acceptance of a Deliverable and receipt by HP of the associated payment in full, HP grants to Customer a non-exclusive, non-transferable license to make and distribute copies of that piece of Software known as "OpenPix Print Integrator," in object code form only, to end-user customers for use in accessing images from a computer server, provided that: (i) Customer provide it's end-user customers with copies of the OpenPix Print Integrator Software License Terms and Warranty Disclaimer (attached hereto as Exhibit A); (ii) Customer reproduce all copyright and other ------- proprietary notices in the original copy of the OpenPix Print Integrator on any copies made under this Section, and
          (iii) any distribution of OpenPix Print Integrator is made free of charge to end-user customers.

2.   Entire  Agreement.  This Amendment #l,  together with the  Agreement,  sets
     -----------------
     forth the entire agreement between the parties with respect to the matters set forth herein and supersedes all prior and contemporaneous discussions or understandings between them relating thereto.

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     Capitalized  terms used in this  Amendment #1 and not defined  herein shall have the meanings set forth in the Agreement. Except as otherwise expressly set forth herein, the Agreement and each and every provision thereof shall remain in full force and effect.

3.   Counterparts.  This Amendment # 1 may be executed in counterparts,  each of
     ------------
     which shall be deemed an original.

     IN WITNESS WHEREOF, HP and PhotoLoft have executed this Amendment #1 as of the date first written above.

HEWLETT-PACKARD  COMPANY                     PhotoLoft.com

     By:                                     By: /S/Jack Marshall
                                                 ----------------
     Print  Name:                            Print: Jack Marshall
                                                    -------------
     Title:                                  Title: President
                                                    -------------

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